CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund IV, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:  March 24, 2004



                                               /s/ James M. Seneff, Jr.
                                               --------------------------------
                                               Name:  James M. Seneff, Jr.
                                               Title: Chief Executive Officer



                                               A signed original of this written
                                               statement required by Section 906
                                               has been  provided  to CNL Income
                                               Fund   IV,   Ltd.   and  will  be
                                               retained  by CNL Income  Fund IV,
                                               Ltd.   and   furnished   to   the
                                               Securities      and      Exchange
                                               Commission   or  its  staff  upon
                                               request.